Exhibit 10.5A

AMENDMENT NUMBER 2 TO HOTEL

MASTER MANAGEMENT AGREEMENT

THIS AMENDMENT NUMBER 2 (the “Amendment”) is made and entered into as of January 14, 2008 by and between MHI Hospitality TRS, LLC, a Delaware limited liability company, as lessee, (hereinafter referred to as “Lessee”) and MHI Hotels Services LLC, a Virginia limited liability company, as manager (hereinafter referred to as “Manager”) and amends and supplements that certain Hotel Master Management Agreement dated December 21, 2004 between Manager and Lessee, as amended through the date hereof (the “Master Agreement”). Lessee and Manager are sometimes collectively referred to herein as the “Parties”.

WITNESSETH

WHEREAS, the Parties desire to amend the Master Agreement to modify certain provisions therein.

NOW THEREFORE, in consideration of the agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Section 8.2(e) of Article VIII is hereby deleted in its entirety and Sections 8.2(f) and 8.2(g) are redesignated as Sections 8.2(e) and 8.2(f), respectively.

Section 2. Article VIII of the Agreement is hereby amended by adding the following after Section 8.2:

8.3 Major Repositionings and Product Improvement Plans.

In the event that Manager is engaged by Lessee to manage, coordinate, plan and execute a major repositioning or a Product Improvement Plan for a Hotel, Manager shall be paid a project management fee (herein, the “Project Management Fee”) equal to five percent (5%) of the total project costs associated with the implementation of the repositioning or Product Improvement Plan that are under Manager’s control (the “Project Costs”). The Project Management Fee shall be payable monthly in arrears based upon the prior calendar month’s total expenditures for Project Costs. In such case that the Project Costs are budgeted to exceed five percent (5%) of Gross Revenues of a Hotel for the fiscal year ended immediately prior to the commencement date of such project (the “5% Revenue Threshold”), the Project Management Fee shall be reduced to three percent (3%) of the total Project Costs in excess of the 5% Revenue Threshold. The Project Management Fee shall be accounted for and documented consistent with the requirements of Section 11.2 herein. Any onsite or dedicated personnel required for the direct supervision of the implementation of a renovation project or Product Improvement Plan will be a direct cost to, and shall be reimbursed by, the Landlord.

Section 3. Article XV of the Agreement is hereby amended by adding the following after Section 15.3:

15.4 Internal Controls.

Manager shall maintain a system of internal accounting controls (“Controls”) that is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with Manager’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with Manager’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Manager shall implement and maintain such internal control structures or procedures as reasonably requested from time to time by Lessee to facilitate Lessee’s preparation of periodic financial reports. In the event that Lessee requests that Manager implement or change an internal control structure or procedure, Manager will have ninety (90) days to implement the control structure or procedure after Manager’s receipt of such request from Lessee. Manager shall promptly report to Lessee any significant deficiency or material weakness in the Controls of which Manager becomes aware. In the event Manager fails to adopt and maintain Controls (including any Controls requested by Lessee) and, as a consequence, transactions are not recorded, assets are not accounted for properly or expenditures are incurred without requisite approvals, Manager shall be liable to Lessee for the full amount of any lost revenues or unapproved costs incurred regardless of whether the cause of such failure constituted negligence, gross negligence or willful misconduct.

Section 15.5. Certification.

Manager shall cause its chief executive officer and such other officers or employees as may be requested from time to time by Lessee to certify to Lessee any one or more of the following: (i) the accuracy of any financial data or reports provided by Manager to Lessee; (ii) the compliance by Manager with the Controls including, without limitation, any internal control procedures requested by Lessee; (iii) that Manager has implemented internal control procedures requested by Lessee and that there are no material deficiencies in such controls or, if such deficiencies exist, identify the deficiencies, and (iv) such other matters as may be reasonably requested by Lessee.

Section 15.6. Control Rules.

Without limiting the generality of the foregoing, Manager will provide, or cause its auditor to provide, Lessee and its internal and external auditors with all descriptions of Controls, tests of Controls, audit reports and any other information that Lessee or its auditor deem appropriate or necessary to enable Lessee and its auditor to fulfill their legal obligations under the Securities Act of 1933; the Securities Exchange Act of 1934; the Sarbanes Oxley Act of 2002; related rules and regulations of the Securities and Exchange Commission, including Regulation S-X; the rules, regulations and listing standards of the American Stock Exchange; the rules, regulations and standards of the Public Company Accounting Oversight Board; and any other financial control or disclosure requirement imposed by law on public companies, as such legal requirements may be amended or modified from time to time (the “Control Rules”).

(a) Manager will assist Lessee to comply with the Control Rules by, without limitation, (i) documenting Controls; (ii) documenting regular internal assessments to test whether Controls are operating effectively; (iii) cooperating with Lessee and its auditors in connection with testing the effectiveness of such Controls; (iv) advising Lessee in advance of any significant proposed change in such Controls and procedures; (v) issuing such interim or annual certifications as Lessee may reasonable request pursuant to Section 15.5; (vi) implementing the additional or alternative Controls that Lessee from time to time requires; and (vii) correcting any material weakness or significant deficiency as defined by the Control Rules or any other deficiency that would prevent Lessee from complying with the Control Rules.

(b) Lessee and its auditor will further be entitled to conduct audits and tests of Controls at the hotels and Manager’s offices in order to obtain any additional evidence of effective internal control that Lessee or its auditor deem appropriate or necessary. Manager will grant reasonable access by Lessee and its auditor to employees, facilities, data, records, systems, controls, processes and procedures in connection with any such audit.

Section 4. Remainder of Master Agreement. Except as set forth in this Amendment, the provisions of the Master Agreement remain in full force and effect without change, amendment, modification or waiver.

Section 5. References. From and after the date of this Amendment, all references to the Master Agreement shall be deemed to be references to the Master Agreement as amended by this Amendment.

Section 6. Counterparts. This Amendment may be executed in several facsimile or electronic counterparts, each of which shall be an original and all of which constitute but one and the same instrument.

Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to Virginia conflict of laws principles.

Section 8. Necessary Authorization. Each Party represents and warrants that it has the necessary corporate and/or legal authority to enter into this Amendment and that the individuals executing this Amendment have been duly authorized to do so and that such execution creates a valid, binding, and legally enforceable obligation of each Party.

[signatures follow on next page]

IN WITNESS WHEREOF, the Parties have caused this Amendment Agreement Number 2 to be executed and delivered as of the date first above written.

MHI HOSPITALITY TRS, LLC,
a Delaware limited liability company

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	Manager

MHI HOTELS SERVICES LLC,
a Virginia limited liability company

By:	/s/ Kim E. Sims
Name:	Kim E. Sims
Title:	President

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